EXHIBIT 10.7


                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of August 6, 2004 among PACKAGING DYNAMICS OPERATING COMPANY, a Delaware corporation (the "Borrower"), PACKAGING DYNAMICS CORPORATION, a Delaware corporation (the "Parent"), each of the Domestic Subsidiaries of the Borrower (together with the Parent, the "Guarantors"; the Guarantors, together with the Borrower, the "Credit Parties"), the Persons identified as "Existing Lenders" on the signature pages hereto (the "Existing Lenders"), the persons identified as "New Lenders" on the signature pages hereto (the "New Lenders") and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (the "Administrative Agent") for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement hereinafter defined.

                                   RECITALS

         WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of September 29, 2003 (the "Credit Agreement");

         WHEREAS, the Credit Parties have requested that the Lenders agree to amend certain provisions of the Credit Agreement; and

         WHEREAS, the Lenders have agreed to amend certain provisions of the Credit Agreement as more fully set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                        AMENDMENTS TO CREDIT AGREEMENT

         1.1 DEFINITION OF AGGREGATE REVOLVING COMMITMENTS. The definition of "Aggregate Revolving Commitments" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Aggregate Revolving Commitments" means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the First Amendment Effective Date is FIFTY MILLION DOLLARS ($50,000,000).

         1.2 DEFINITION OF APPLICABLE PERCENTAGE. The definition of "Applicable Percentage" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Applicable Percentage" means the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:

=======================================================================================================================
                                                         Applicable Percentage
                  -----------------------------------------------------------------------------------------------------
                      Eurodollar Rate Loans             Base Rate Loans
                  --------------------------------------------------------------
                     Revolving                     Revolving                      Standby    Commercial
Pricing Leverage     Loans and   Tranche B Term    Loans and    Tranche B Term   Letter of    Letter of   Commitment
 Level    Ratio   Tranche A Term      Loans     Tranche A Term      Loans       Credit Fee   Credit Fee       Fee
                       Loans                         Loans
-----------------------------------------------------------------------------------------------------------------------
   I    <= 1.5 to      2.00%          3.00%          1.00%          2.00%          2.00%        1.00%       0.375%
           1.0
-----------------------------------------------------------------------------------------------------------------------

        <= 2.0 to
  II     1.0 but       2.25%          3.00%          1.25%          2.00%          2.25%       1.125%       0.500%
        > 1.5 to
           1.0
-----------------------------------------------------------------------------------------------------------------------

       <= 2.75 to
  III    1.0 but       2.50%          3.00%          1.50%          2.00%          2.50%        1.25%       0.500%
        > 2.0 to
           1.0
-----------------------------------------------------------------------------------------------------------------------

  IV   <= 3.50 to      2.75%          3.00%          1.75%          2.00%          2.75%       1.375%       0.500%
         1.0 but
        > 2.75 to
           1.0
-----------------------------------------------------------------------------------------------------------------------

   V    > 3.50 to      3.00%          3.00%          2.00%          2.00%          3.00%        1.50%       0.500%
           1.0
=======================================================================================================================

                  The Applicable Percentage for purposes of calculating the applicable interest rate for any day for any
         Loan, the Applicable Percentage of the Commitment Fee for any day for purposes of Section 2.8(a), the
         Applicable Percentage of the Standby Letter of Credit Fees for any day for purposes of Section 2.3(i)(i) and the Commercial Letter of Credit Fees for any day for purposes of Section 2.3(i)(ii) shall, in each case, be determined and adjusted quarterly on the date (each a "Calculation Date") five (5) Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of
         Section 7.1(c); provided that (a) if the Borrower fails to provide the officer's certificate required by
         Section 7.1(c) on or before the most recent Calculation Date, the Applicable Percentages for such Calculation
         Date shall be based on Pricing Level V from such Calculation Date until such time that an appropriate officer's certificate is provided whereupon the Pricing Level shall be determined by the then current Leverage Ratio and
         (b) the initial Pricing Level on the First Amendment Effective Date shall be set at Level V and shall remain at
         Level V until the first Calculation Date following the First Amendment Effective Date. Each Applicable
         Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the
         Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

                  The Borrower shall promptly deliver to the Administrative Agent, at the Administrative Agent's Office,
         at the time the officer's certificate is required to be delivered by Section 7.1(c), information regarding any change in the Leverage Ratio that would change the existing Pricing Level pursuant to the preceding paragraph.

         1.3 DEFINITION OF COLLATERAL DOCUMENTS. The definition of "Collateral Documents" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Collateral Documents" means the Security Agreement, the Canadian Security Agreement, the Pledge Agreement, the Canadian Pledge Agreement, the Mortgage Documents and such other documents executed and delivered in connection with the attachment and perfection of the Lenders' security interests in the Property of the Credit Parties, including without limitation, UCC financing statements and patent and trademark filings with respect to the Intellectual Property of the Credit Parties.

         1.4 DEFINITION OF CREDIT DOCUMENTS. The definition of "Credit Documents" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement, the Collateral Documents, any Letter of Credit Application, the Papercon Intercreditor Agreement and all other related agreements and documents issued or delivered by any Credit Party hereunder or thereunder or pursuant hereto or thereto.

         1.5 DEFINITION OF EBITDA. Clause (b) of the definition of "EBITDA" in
Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  (b) an amount which, in the determination of Net Income for such period, has been deducted for:

                           (i)      Interest Expense for such period;

                           (ii) total Federal, state, foreign or other income
                  or franchise taxes for such period;

                           (iii) all depreciation and amortization for such
                  period;

                           (iv) non-cash expenses relating to the granting of
                  options to any employee, officer or director of the Parent or any of its Subsidiaries;

                           (v) cash and non-cash charges and/or losses with
                  respect to the sale of all or part of the Detroit Paper Mill and/or the closure of the Detroit Paper Mill or any part thereof (including, without limitation, severance payments related thereto) in an aggregate amount up to $35,000,000; provided that such charges shall have been incurred on or prior to December 31, 2005, all as determined in accordance with GAAP; and

                           (vi) charges related to the Papercon owner bonus
                  program as set forth on Schedule 1.1(d), minus

         1.6 DEFINITION OF ELIGIBLE ASSIGNEE. The definition of "Eligible Assignee" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender (other than a natural person); (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed (it being understood that the Borrower may refuse to consent to an assignment to a potential competitor of the Borrower)); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates (other than accounts managed by Oak Hill Advisors, Inc. or its Affiliates) or Subsidiaries.

         1.7 DEFINITION OF EQUITY ISSUANCE. The definition of "Equity Issuance" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Equity Issuance" means any issuance by a Credit Party to any Person (other than (x) a Credit Party, (y) with respect to any issuance by the Parent, a member of the Sponsor Group or (z) with respect to any issuance by GMG International Inc., the Canadian Numbered Company) of (a) shares of its Capital Stock or (b) with respect to the Parent, any shares of its Capital Stock pursuant to (i) the exercise of options or warrants or (ii) the conversion of any debt securities to equity (other than, in each case, stock or options issued to managers, officers or directors pursuant to stock or option plans or equity plans). The term "Equity Issuance" shall not include
         (A) any Asset Disposition or (B) any Capital Stock of the Parent issued (1) as consideration in connection with a Permitted Acquisition or (2) where and to the extent the Net Cash Proceeds of such issuance are used as consideration in connection with a Permitted Acquisition within six (6) months after such issuance; provided that 75% of such Net Cash Proceeds shall be deposited in an interest bearing account (such interest to be for the account of the applicable Credit Party) with the Administrative Agent and shall be released (x) to the Borrower to consummate such Permitted Acquisition if such Permitted Acquisition is consummated within such six (6) month period or (y) if such Net Cash Proceeds are not used to consummate such Permitted Acquisition, to the Administrative Agent and applied as a mandatory prepayment in accordance with the terms of Section 2.4(b)(iv) and
         Section 2.4(c).

         1.8 DEFINITION OF EXCESS CASH FLOW. The definition of "Excess Cash Flow" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Excess Cash Flow" means, with respect to any fiscal year period of the Parent and its Subsidiaries on a consolidated basis, an amount equal to, without duplication, (a) EBITDA for such period minus
         (b) Capital Expenditures for such period minus (c) the aggregate cash consideration paid (not including any consideration financed) during such period for Permitted Acquisitions minus (d) Interest Expense for such period minus (e) Cash Tax Payments made during such period minus
         (f) Scheduled Funded Debt Payments for such period minus (g) voluntary prepayments made with respect to the Term Loans or (to the extent accompanied by a permanent reduction in the Revolving Commitment) the Revolving Loans (other than a prepayment required under Section 2.4(b)) made during such period minus (h) the amount of any dividends paid in cash by the Parent to the extent permitted by Section 8.8 minus (i) to the extent added back to Net Income in calculating EBITDA for such period pursuant to clause (b)(v) of the definition of EBITDA, cash and non-cash charges and/or losses with respect to the sale of all or any part of the Detroit Paper Mill or closure of the Detroit Paper Mill or any part thereof (including, without limitation, severance payments related thereto) minus (j) losses from discontinued operations and, prior to the date on which DPM Losses/Gains consisting of operating losses are treated as losses from discontinued operations, such DPM Losses/Gains plus (k) gains from discontinued operations and, prior to the date on which DPM Losses/Gains consisting of operating gains are treated as gains from discontinued operations, such DPM Losses/Gains minus (l) principal payments on the Papercon Seller Note made during such period to the extent permitted by the terms of Section 8.9.

         1.9 DEFINITION OF FUNDED DEBT. The definition of "Funded Debt" in
Section 1.1 of the Credit Agreement is hereby amended by adding the following clause (h) thereto and by making the appropriate grammatical and punctuation changes thereto to read as follows:

         and (h) all payment obligations of such Person under noncompete agreements entered into on or after the First Amendment Effective Date (including, without limitation, the Papercon Noncompete Agreement).

         1.10 DEFINITION OF L/C OBLIGATIONS. The definition of "L/C Obligations" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.7. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

         1.11 DEFINITION OF LENDER AFFILIATE. The definition of "Lender Affiliate" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Lender Affiliate" means, with respect to any Lender, any other Person (other than a natural person) directly or indirectly controlling, controlled by or under direct or indirect common control with such Lender. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (a) to vote 25% or more of the securities having ordinary voting power for the election of directors, managing general partners, members or the equivalent of such Person or (b) to direct or cause direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         1.12 DEFINITION OF LETTER OF CREDIT SUBLIMIT. The definition of "Letter of Credit Sublimit" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Letter of Credit Sublimit" means an amount equal to $8,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

         1.13 DEFINITION OF LEVERAGE RATIO. The definition of "Leverage Ratio" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) total Funded Debt of the Parent and its Subsidiaries on a consolidated basis as of such date, to (b) EBITDA of the Parent and its Subsidiaries on a consolidated basis for the twelve
         (12) month period then ended; provided that, for purposes of calculating the Leverage Ratio as of September 30, 2004, the total Funded Debt of the Parent and its Subsidiaries shall be reduced by the amount of cash and Cash Equivalents in the Papercon Account as of such date.

         1.14 DEFINITION OF PERMITTED ACQUISITION. The definition of "Permitted Acquisition" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Permitted Acquisition" means (1) the Papercon Acquisition,
         (2) the Iuka Acquisition and (3) any other Acquisition by the Borrower or any of its Subsidiaries; provided that, with respect to clause (3) only, (a) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (b) the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition (and/or the seller thereof) required to be delivered by the terms of Section 7.9 and/or Section 7.12, (c) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) or stockholders, as appropriate, of such Person shall have approved such Acquisition, (d) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties shall be in compliance with all of the covenants set forth in Section 7.2, (e) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (f) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary of the Borrower) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Borrower newly formed for the sole purpose of effecting such transaction, (g) after giving effect to such Acquisition, there shall be at least $10,000,000 of availability existing under the Aggregate Revolving Commitments, (h) with respect to any such Acquisition, (i) the aggregate cash consideration for such Acquisition (excluding cash proceeds from Equity Issuances made and Subordinated Indebtedness incurred in connection with such Acquisition) shall not exceed $20,000,000 and (ii) the total consideration (including cash and non-cash consideration and any assumption of liabilities (other than current working capital liabilities not constituting Indebtedness)) for such Acquisition shall not exceed $25,000,000, and (i) with respect to all such Acquisitions during the term of this Credit Agreement, (i) the aggregate cash consideration for such Acquisitions (excluding cash proceeds from Equity Issuances made and Subordinated Indebtedness incurred in connection with such Acquisitions) shall not exceed $30,000,000 and
         (ii) the total consideration (including cash and non-cash consideration and any assumption of liabilities (other than current working capital liabilities not constituting Indebtedness)) for such Acquisitions shall not exceed $50,000,000.

         1.15 DEFINITION OF PERMITTED INVESTMENTS. The definition of "Permitted Investments" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable or notes receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary or desirable in order to prevent or limit loss, (c) inventory, raw materials and general intangibles acquired in the ordinary course of business, (d) Investments by a Credit Party or the Canadian Numbered Company in another Credit Party other than the Parent, (e) Investments by a Credit Party in the Canadian Numbered Company; provided that, promptly (and in any event within one (1) Business Day) after any such Investment is made, such Investment (other than Investments in an aggregate amount not to exceed $1,000,000) shall be transferred by the Canadian Numbered Company to (or a corresponding Investment (in the same form as such Investment) shall be made by the Canadian Numbered Company in) a Credit Party, (f) to the extent permitted by Law, loans to directors, officers or employees (i) in the ordinary course of business for reasonable business expenses, not to exceed $1,000,000 in aggregate principal amount at any one time outstanding and (ii) in connection with their acquisition of Capital Stock of the Parent, not to exceed $1,000,000 in aggregate principal amount at any one time outstanding, (g) Investments in Capital Expenditures, (h) Permitted Acquisitions, (i) Investments existing as of the Closing Date and set forth on Schedule 1.1(a), (j) any deposit arrangement permitted by Section 8.2, (k) other Investments not to exceed $5,000,000 in the aggregate (determined on an incurrence basis and such amount shall be increased by the amount of any cash received from such Investments), and (l) guaranties of any obligation of another Credit Party (other than the Parent) to the extent the incurrence of such primary obligation is not prohibited by the terms of this Credit Agreement.

         1.16 DEFINITION OF PRO RATA SHARE. The definition of "Pro Rata Share" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Pro Rata Share" means as to each Lender (a) with respect to such Lender's Revolving Commitment at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.2, then the Pro Rata Share of such Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof, (b) with respect to such Lender's outstanding Tranche A Term Loan at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Tranche A Term Loan held by such Lender at such time and the denominator of which is the aggregate principal amount of the Tranche A Term Loan at such time, (c) with respect to such Lender's outstanding Closing Date Tranche B Term Loan at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Closing Date Tranche B Term Loan held by such Lender at such time and the denominator of which is the aggregate principal amount of the Closing Date Tranche B Term Loan at such time and (d) with respect to such Lender's outstanding Incremental Tranche B Term Loan at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Incremental Tranche B Term Loan held by such Lender at such time and the denominator of which is the aggregate principal amount of the Incremental Tranche B Term Loan at such time. The initial Pro Rata Share of each Lender as of the Closing Date is set forth opposite the name of such Lender on Schedule 2.1.

         1.17 DEFINITION OF RESTRICTED PAYMENT. The definition of "Restricted Payment" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Restricted Payment" means (i) any dividend or other similar payment or distribution, direct or indirect, on account of any shares of any Capital Stock, now or hereafter outstanding, in any Credit Party, or to the holders, in their capacity as such, of any shares of any Capital Stock, now or hereafter outstanding, in any Credit Party (other than (x) dividends or distributions payable in the same class of Capital Stock in the applicable Person, (y) dividends or distributions payable to any Credit Party other than the Parent (directly or indirectly through Subsidiaries) or (z) dividends or distributions payable to the Canadian Numbered Company; provided that, promptly (and in any event within one (1) Business Day) after any such dividend or distribution is made, the amount of such dividend or distribution (other than dividends or distributions in an aggregate amount not to exceed $1,000,000) shall be transferred (by dividend or distribution) to a Credit Party, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Capital Stock, now or hereafter outstanding, in any Credit Party, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any Capital Stock, now or hereafter outstanding, in any Credit Party and (iv) any payment or prepayment of any obligations (including without limitation principal, interest, premiums and fees) evidenced by, arising under or relating to any Subordinated Indebtedness.

         1.18 DEFINITION OF SCHEDULED FUNDED DEBT PAYMENTS. The definition of "Scheduled Funded Debt Payments" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Scheduled Funded Debt Payments" means, as of the end of each fiscal quarter of the Borrower, for the Credit Parties and their Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Funded Debt (other than the Papercon Seller
         Note) for the applicable period ending on such date (including the principal component of payments due on Capital Leases and Synthetic Leases during the applicable period ending on such date); it being understood that Scheduled Funded Debt Payments shall not include voluntary prepayments or the mandatory prepayments of the Loans required pursuant to Section 2.4(b).

         1.19 DEFINITION OF SENIOR LEVERAGE RATIO. The definition of "Senior Leverage Ratio" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Senior Secured Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) total secured Funded Debt (other than Subordinated Indebtedness) of the Parent and its Subsidiaries on a consolidated basis as of such date, to (b) EBITDA of the Parent and its Subsidiaries on a consolidated basis for the twelve (12) month period then ended; provided that, for purposes of calculating the Senior Secured Leverage Ratio as of September 30, 2004, the total secured Funded Debt of the Parent and its Subsidiaries shall be reduced by the amount of cash and Cash Equivalents in the Papercon Account as of such date.

         1.20 DEFINITION OF SUBORDINATED INDEBTEDNESS. The last sentence of the definition of "Subordinated Indebtedness" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         The term "Subordinated Indebtedness" shall not include any of the Baxter Springs Debt or any Indebtedness evidenced by the Papercon Seller Note.

         1.21 DEFINITION OF TRANCHE B TERM LOAN COMMITMENT. The definition of "Tranche B Term Loan Commitment" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Tranche B Term Loan Commitment" means, with respect to each Tranche B Term Lender, collectively, (a) the commitment of such Lender to make its portion of the Closing Date Tranche B Term Loan in a principal amount equal to such Lender's Pro Rata Share of the Closing Date Tranche B Term Loan and (a) the commitment of such Lender to make its portion of the Incremental Tranche B Term Loan in a principal amount equal to such Lender's Pro Rata Share of the Incremental Tranche B Term Loan.

         1.22 NEW DEFINITIONS. The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

                  "Canadian Numbered Company" means 3141276 Canada Inc., a Canadian numbered holding company.

                  "Canadian Pledge Agreement" means the Canadian Pledge Agreement, dated as of the First Amendment Effective Date, to be executed in favor of the Agent by the Nova Scotia Subsidiary.

                  "Canadian Security Agreement" means the Canadian Security Agreement, dated as of the First Amendment Effective Date, to be executed in favor of the Agent by the Nova Scotia Subsidiary.

                  "Closing Date Tranche B Term Loan" has the meaning set forth in Section 2.1(c).

                  "First Amendment Effective Date" has the meaning set forth in
         Section 2.2 of the First Amendment to Credit Agreement, dated as of August 6, 2004, among the Credit Parties, the Lenders, the L/C Issuer and the Administrative Agent.

                  "Incremental Tranche B Term Loan" has the meaning set forth in Section 2.1(c).

                  "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

                  "Iuka Acquisition" means the acquisition by the Parent and/or its Subsidiaries of substantially all of the Property of the Iuka Lamination Division of Ormet Aluminum Mill Products Corporation, which Property was located in Iuka, Mississippi.

                  "Nova Scotia Subsidiary" means a Nova Scotia unlimited liability company to be formed by the Credit Parties for purposes of consummating the Papercon Acquisition.

                  "Papercon" means Papercon, Inc., a Georgia corporation, together with its successors and assigns.

                  "Papercon Account" means a deposit or securities account of Papercon established at Bank of America in connection with the Papercon Acquisition.

                  "Papercon Acquisition" means the acquisition by the Parent through one or more of its Subsidiaries of the Capital Stock of Papercon pursuant to the terms of the Papercon Acquisition Documents.

                  "Papercon Acquisition Agreement" means the Acquisition Agreement, dated as of August 6, 2004, among the Parent, the Canadian Numbered Company, GMG International Inc., a Georgia corporation, Papercon and the Papercon Seller.

                  "Papercon Acquisition Documents" means the Papercon Acquisition Agreement (including all schedules and exhibits thereto), the Papercon Seller Note, the Papercon Noncompete Agreement and any other agreement or instrument entered into or executed in connection with the foregoing.

                  "Papercon Intercreditor Agreement" means the Intercreditor Agreement, dated as of the First Amendment Effective Date, between the Papercon Seller and the Agent, on behalf of the Lenders.

                  "Papercon Noncompete Agreement" means the Non-Competition Agreement, dated as of the First Amendment Effective Date, between the Papercon Seller and the Parent.

                  "Papercon Seller" means Gaby A. Ajram, an individual and resident of the United States of America.

                  "Papercon Seller Note" means the Seller Note issued by the Parent to the Papercon Seller in the original principal amount of $7,000,000 as part of the consideration for the Papercon Acquisition.

         1.23 LETTER OF CREDIT AMOUNTS. Section 1.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  1.7      LETTER OF CREDIT AMOUNTS.

                  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any L/C Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

         1.24 INCREMENTAL TRANCHE B TERM LOAN. Section 2.1(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  (c) Tranche B Term Loan. Subject to the terms and conditions set forth herein, each Tranche B Lender severally agrees to make (i) its Pro Rata Share of a term loan (the "Closing Date Tranche B Term Loan") to the Borrower on the Closing Date in an aggregate principal amount of FORTY MILLION DOLLARS ($40,000,000) and (ii) its Pro Rata Share of a term loan (the "Incremental Tranche B Term Loan"; together with the Closing Date Tranche B Term Loan, the "Tranche B Term Loan") to the Borrower on the First Amendment Effective Date in an aggregate principal amount of FORTY-FIVE MILLION DOLLARS ($45,000,000). Amounts repaid on the Tranche B Term Loan may not be reborrowed. The Tranche B Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         1.25 LETTERS OF CREDIT. Section 2.3(a) of the Credit Agreement is hereby amended by amending and restating clauses (ii) and (iii) thereof and by adding the following clauses (iv), (v) and (vi) thereto, in each case to read as follows:

                           (ii) The L/C Issuer shall not issue any Letter of
                  Credit if:

                                    (A) subject to Section 2.3(b)(iii), the
                           expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance unless all of the Revolving Lenders have approved such expiry date; or

                                    (B) the expiry date of such requested
                           Letter of Credit would occur after the Letter of Credit Expiration Date, unless such Letter of Credit has been Cash Collateralized to the reasonable satisfaction of the Administrative Agent and the L/C Issuer or unless all of the Revolving Lenders have approved such expiry date.

                           (iii) The L/C Issuer shall be under no obligation to
                  issue any Letter of Credit if:

                                    (A) any order, judgment or decree of any
                           Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                                    (B) the issuance of such Letter of Credit
                           would violate one or more written policies of the L/C Issuer;

                                    (C) if such Letter of Credit (1) is a
                           standby Letter of Credit, such standby Letter of Credit is in an initial stated amount less than $500,000 or (2) is a commercial Letter of Credit, such commercial Letter of Credit is in an initial stated amount less than $250,000;

                                    (D) such Letter of Credit contains any
                           provisions for automatic reinstatement; or

                                    (E) such Letter of Credit is to be used for
                           a purpose other than as specified in Section 2.3(a) or is to be denominated in a currency other than Dollars.

                           (iv) The L/C Issuer shall not amend any Letter of
                  Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms of Section 2.3(a)(ii).

                           (v) The L/C Issuer shall be under no obligation to
                  amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                           (vi) The L/C Issuer shall act on behalf of the
                  Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 10 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and L/C Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Section 10 included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

         1.26 LETTER OF CREDIT FEES. Sections 2.3(i) and (j) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

                  (i)      Letter of Credit Fees.

                           (i) The Borrower shall pay to the Administrative
                  Agent for the account of each Revolving Lender in accordance with its Pro Rata Share a fee (the "Standby Letter of Credit Fee") for each standby Letter of Credit equal to the Applicable Percentage times the daily amount available to be drawn under such standby Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.7. The Standby Letter of Credit Fees shall be computed on a quarterly basis in arrears, and shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such standby Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Percentage during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect.

                           (ii) The Borrower shall pay to the Administrative
                  Agent for the account of each Revolving Lender in accordance with its Pro Rata Share a fee (the "Commercial Letter of Credit Fee") for each commercial Letter of Credit equal to the Applicable Percentage times the daily amount available to be drawn under such commercial Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.7. The Commercial Letter of Credit Fees shall be computed on a quarterly basis in arrears, and shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such commercial Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Percentage during any quarter, the daily amount available to be drawn under each commercial Letter of Credit shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect.

                  (j) Fronting Fee and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee for each Letter of Credit equal to 0.125% times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.7. Such fronting fee for each Letter of Credit shall be computed on a quarterly basis in arrears, and shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         1.27 APPLICATION OF MANDATORY PREPAYMENTS. The last sentence of
Section 2.4(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         Notwithstanding anything in this Section 2.4(c) to the contrary, the Aggregate Revolving Commitments shall not be reduced below $40,000,000 as a result of any reduction of the Aggregate Revolving Commitments corresponding to a mandatory prepayment of Revolving Loans and/or Cash Collateralization of L/C Obligations hereunder.

         1.28 TRANCHE B TERM LOAN AMORTIZATION. Section 2.6(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  (c) Tranche B Term Loan. The Borrower shall repay the outstanding principal amount of the Tranche B Term Loan in twenty-one
         (21) consecutive quarterly installments (as such installments may hereafter be adjusted as a result of prepayments made pursuant to
         Section 2.4) on the last Business Day of each month set forth below and on the applicable Maturity Date, unless accelerated sooner pursuant to Section 9.2:

===============================================================
        PAYMENT DATES         PRINCIPAL AMORTIZATION PAYMENT
---------------------------------------------------------------
       September, 2004                   $210,625
---------------------------------------------------------------
        December, 2004                   $210,625
---------------------------------------------------------------
         March, 2005                     $210,625
---------------------------------------------------------------
          June, 2005                     $210,625
---------------------------------------------------------------
       September, 2005                   $210,625
---------------------------------------------------------------
        December, 2005                   $210,625
---------------------------------------------------------------
          March, 2006                     $210,625
---------------------------------------------------------------
          June, 2006                      $210,625
---------------------------------------------------------------
        September, 2006                   $210,625
---------------------------------------------------------------
        December, 2006                    $210,625
---------------------------------------------------------------
          March, 2007                     $210,625
---------------------------------------------------------------
          June, 2007                      $210,625
---------------------------------------------------------------
        September, 2007                   $210,625
---------------------------------------------------------------
        December, 2007                    $210,625
---------------------------------------------------------------
          March, 2008                     $210,625
---------------------------------------------------------------
          June, 2008                      $210,625
---------------------------------------------------------------
        September, 2008                   $210,625
---------------------------------------------------------------
        December, 2008                    $210,625
---------------------------------------------------------------
          March, 2009                     $210,625
---------------------------------------------------------------
          June, 2009                      $210,625
---------------------------------------------------------------
         Maturity Date                   $80,037,500
===============================================================

         1.29 ORGANIZATION AND GOOD STANDING. Section 6.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  6.3      ORGANIZATION AND GOOD STANDING.

                  Each Credit Party (a) is a corporation or limited liability company or other legal entity duly incorporated or organized, validly existing and, if applicable, in good standing under the Laws of the State (or other jurisdiction) of its incorporation or organization,
         (b) is duly qualified and, if applicable, in good standing as a foreign organization and authorized to do business in every jurisdiction where the failure to be so qualified, in good standing or authorized would have a Material Adverse Effect and (c) has the requisite organizational power and authority to own its Properties and to carry on its business as now conducted and as proposed to be conducted..

         1.30 INTELLECTUAL PROPERTY. Section 6.19 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  6.19     INTELLECTUAL PROPERTY.

                  Each Credit Party owns, or has the legal right to use, all material trademarks, service marks tradenames, patents, copyrights, technology, know-how, processes and other trade secrets (the "Intellectual Property") owned or licensed by it. Set forth on
         Schedule 6.19 is a list as of the First Amendment Effective Date of all registrations and applications for material Intellectual Property owned by each Credit Party or that any Credit Party has the right to use and a list of all license agreements to which a Credit Party is a party relating to material Intellectual Property that any Credit Party has the right to use as of the First Amendment Effective Date. Except as provided on Schedule 6.19 or except as would not result or be reasonably expected to result in a Material Adverse Effect, no claim has been asserted by any Person against any Credit Party in writing and is pending challenging or questioning the use of any Intellectual Property owned by a Credit Party or that any Credit Party has a right to use or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party have knowledge of any such claim, and to the Credit Parties' knowledge the use of any Intellectual Property by the Credit Parties does not infringe on the rights of any Person. Except as set forth on Schedule 6.19, as of the First Amendment Effective Date, none of the material Intellectual Property owned by a Credit Party is subject to any licensing or franchise agreement.

         1.31 LOCATION OF COLLATERAL. Section 6.22 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  6.22     LOCATION OF COLLATERAL.

                  Set forth on Schedule 6.22(a) is a list as of the First Amendment Effective Date of all Real Properties with street address, county and state where located. Set forth on Schedule 6.22(b) is a list as of the First Amendment Effective Date of all locations where any personal property of a Credit Party is located (other than personal property of the Credit Parties not in excess of $100,000 in the aggregate), including county and state where located. Set forth on
         Schedule 6.22(c) is a list as of the First Amendment Effective Date of the chief executive office and principal place of business of each Credit Party.

         1.32 INSURANCE UPDATE. Section 7.1(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  (d) Compliance With Certain Provisions of the Credit Agreement. Within ninety (90) days after the end of each fiscal year of the Parent, the Borrower shall deliver (i) a certificate containing information regarding (A) the calculation of Excess Cash Flow, and (B) the amount of any Asset Dispositions where the Net Cash Proceeds received or to be received in connection therewith is in excess of $1,000,000, Debt Issuances and Equity Issuances that were made during the prior fiscal year and (ii) an updated Schedule 7.7.

         1.33 FINANCIAL COVENANTS. Section 7.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         7.2      FINANCIAL COVENANTS.

                  (a) Leverage Ratio. The Credit Parties shall cause the Leverage Ratio, measured as of the last day of each fiscal quarter of the Parent, to be less than or equal to the ratio shown below for the period corresponding thereto:

                 --------------------------------------------------------- ---------------------------------------------

                 Period                                                                       Ratio

                 --------------------------------------------------------- ---------------------------------------------
                 First  Amendment  Effective  Date through  September 30,                  4.50 to 1.00
                 2005
                 --------------------------------------------------------- ---------------------------------------------
                 October 1, 2005 through June 30, 2006                                     4.25 to 1.00
                 --------------------------------------------------------- ---------------------------------------------
                 July 1, 2006 and thereafter                                               4.00 to 1.00
                 --------------------------------------------------------- ---------------------------------------------

                  (b) Senior Secured Leverage Ratio. The Credit Parties shall cause the Senior Secured Leverage Ratio, measured as of the last day of each fiscal quarter of the Parent, to be less than or equal to the ratio shown below for the period corresponding thereto:

                 --------------------------------------------------------- ---------------------------------------------

                 Period                                                                       Ratio

                 --------------------------------------------------------- ---------------------------------------------
                 First  Amendment  Effective  Date through  September 30,                  4.00 to 1.00
                 2004
                 --------------------------------------------------------- ---------------------------------------------
                 October 1, 2004 through September 30, 2005                                3.75 to 1.00
                 --------------------------------------------------------- ---------------------------------------------
                 October 1, 2005 through June 30, 2006                                     3.50 to 1.00
                 --------------------------------------------------------- ---------------------------------------------
                 July 1, 2006 through September 30, 2006                                   3.25 to 1.00
                 --------------------------------------------------------- ---------------------------------------------
                 October 1, 2006 and thereafter                                            3.00 to 1.00
                 --------------------------------------------------------- ---------------------------------------------

                  (c) Net Worth. The Credit Parties shall cause Net Worth, measured as of the last day of each fiscal quarter of the Parent, to be greater than or equal to the sum of the following (determined on a cumulative basis): (i) 80% of the Net Worth as of September 30, 2003 plus (ii) as of the end of each fiscal quarter of the Borrower commencing with the fiscal quarter ending December 31, 2003, an amount equal to 50% of Net Income of the Parent and its Subsidiaries (to the extent positive) for the fiscal quarter then ended plus (iii) as of the date of any Equity Issuance, 75% of the amount of Net Cash Proceeds from such Equity Issuance plus (iv) 75% of the amount added to the equity of the Parent in accordance with GAAP in connection with the Papercon Acquisition.

                  (d) Fixed Charge Coverage Ratio. The Credit Parties shall cause the Fixed Charge Coverage Ratio, measured as of the last day of each fiscal quarter of the Parent, to be greater than or equal to the ratio shown below for the period corresponding thereto:

                 --------------------------------------------------------- ---------------------------------------------

                 Period                                                                       Ratio

                 --------------------------------------------------------- ---------------------------------------------
                 First  Amendment  Effective  Date through  September 30,                  1.05 to 1.00
                 2004
                 --------------------------------------------------------- ---------------------------------------------
                 October 1, 2004 through September 30, 2005                                1.10 to 1.00
                 --------------------------------------------------------- ---------------------------------------------
                 October 1, 2005 through December 31 2006                                  1.15 to 1.00
                 --------------------------------------------------------- ---------------------------------------------
                 January 1, 2007 and thereafter                                            1.20 to 1.00
                 --------------------------------------------------------- ---------------------------------------------

         1.34 INSURANCE. The last sentence of Section 7.7(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         The present insurance coverage of the Credit Parties as of the First Amendment Effective Date or as of the most recent update provided pursuant to Section 7.1(d), as applicable, is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.7, as updated from time to time.

         1.35 COLLATERAL. Section 7.9 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section to read as follows:

         Notwithstanding the foregoing or any other provision of any Credit Document, no Foreign Subsidiary shall be required to become a Credit Party or create any Lien on any of its Property or take any action described in Section 7.12, if becoming a Credit Party, creating a Lien or taking any such action could cause adverse tax consequences for the Parent, the Borrower or any of their respective Subsidiaries.

         1.36 ADDITIONAL SUBSIDIARIES. Section 7.12 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section to read as follows:

         Notwithstanding the foregoing or any other provision of any Credit Document, no Foreign Subsidiary shall be required to take any action described in Section 7.12, if taking any such action could cause adverse tax consequences for the Parent, the Borrower or any of their respective Subsidiaries.

         1.37 POST-CLOSING COVENANT. Section 7.13 of the Credit Agreement is hereby amended by adding the following subsections (e) and (f) thereto to read as follows:

                  (e) Papercon Account. Within ninety (90) days after the First Amendment Effective Date, all amounts in the Papercon Account shall have been applied to reduce the amount of Revolving Loans outstanding.

                  (f) Mortgage Amendment Documents. Within sixty (60) days after the First Amendment Effective Date (or such extended period of time as agreed to by the Administrative Agent), the Borrower shall deliver the following to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

                           (i) Mortgages. Fully executed and notarized
                  amendments to existing Mortgages and Leasehold Mortgages reflecting the increase to the Aggregate Revolving Commitments and the Tranche B Term Loan Commitments pursuant to this Amendment;

                           (ii) Local Counsel Opinions. Opinions of counsel
                  with respect to the amendments to the Mortgages and Leasehold Mortgages referenced in Section 4.1(a) above; and

                           (iii) Title Policies. Datedown endorsements to
                  existing Mortgage Policies (or, to the extent required, new Mortgage Policies), issued by the Title Insurance Company, with respect to the amendments to the Mortgages and Leasehold Mortgages referenced in Section 4.1(a) above.

         1.38 PERMITTED INDEBTEDNESS. Section 8.1 of the Credit Agreement is hereby amended by adding the following subsection (j) thereto to read as follows and by making the appropriate grammatical and punctuation changes thereto:

                  (j) Indebtedness arising under the Papercon Seller Note in an aggregate principal amount not to exceed $7,000,000.

         1.39 RESTRICTED PAYMENTS. Section 8.8(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           (d) so long as no Default or Event of Default exists
                  before or would result immediately after giving effect to any such dividend, the Parent may pay cash dividends to its shareholders in an amount not to exceed $4,000,000 during any twelve (12) month period;

         1.40 RESTRICTIONS ON MODIFICATIONS TO ACQUISITION DOCUMENTS AND PAYMENTS OF SELLER OBLIGATIONS. Section 8.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  8.9 RESTRICTIONS ON MODIFICATIONS TO SUBORDINATED INDEBTEDNESS AND THE PAPERCON ACQUISITION DOCUMENTS AND PAYMENTS OF CERTAIN INDEBTEDNESS.

                           No Credit Party will, nor will it permit any of its
                  Subsidiaries to:

                                    (a) if any Default or Event of Default has
                           occurred and is continuing or would be directly or indirectly caused as a result thereof, (i) amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner materially adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or optional redemption or optional acquisition for value of (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of, any other Indebtedness (including, without limitation, any Subordinated Indebtedness);

                                    (b) amend or modify any of the terms (other
                           than any immaterial terms) of any Papercon
                           Acquisition Document after the First Amendment Effective Date without the prior written consent of the Required Lenders;

                                     (c) make any payments (whether of
                           principal, interest, fees or other amounts) under the Papercon Seller Note; provided that, subject to the terms of the Papercon Intercreditor Agreement, the Parent may (i) make regularly scheduled interest payments on the Papercon Seller Note and (ii) pay the principal amount of the Papercon Seller Note on or after the second anniversary of the First Amendment Effective Date so long as, immediately after giving effect to any such principal payment,
                           (A) the Credit Parties shall be in compliance with
                           Section 7.2(a) and Section 7.2(b), calculated on a pro forma basis and with an assumed Funded Debt (or, with respect to Section 7.2(b), secured Funded Debt) in amount that is $10,000,000 greater than the actual Funded Debt (or secured Funded Debt) of the Parent and its Subsidiaries on a consolidated basis,
                           (B) the Credit Parties shall be in pro forma compliance with Sections 7.2(c) and 7.2(d) and (C) at least $10,000,000 of the then Aggregate Revolving Commitments shall be unused;

                                     (d) amend or modify any of the terms of
                           any Subordinated Indebtedness without the prior written consent of the Required Lenders; or

                                     (e) make any Subordinated Debt Payment;
                           provided, however, the Parent may make a Subordinated Debt Payment if such payment is not made in violation of the subordination provisions governing the applicable Subordinated Indebtedness that are approved in accordance with the terms of the definition of Subordinated Indebtedness.

                           Notwithstanding anything to the contrary contained
                  in this Section 8.9, the Borrower shall be permitted to prepay any of the Baxter Springs Debt at any time that a Default or Event of Default has occurred and is continuing under Section 9.1(g)(ii)(A)(2) in respect of the Baxter Springs Debt and no other Default or Event of Default is then existing.

         1.41 TRANSACTIONS WITH AFFILIATES. Section 8.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  8.10     TRANSACTIONS WITH AFFILIATES.

                  No Credit Party will, nor will it permit any of its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than (i) Exempt Affiliate Transactions, (ii) those transactions that are on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate and (iii) those transactions effecting, or otherwise relating to, the Papercon Acquisition.

         1.42 RESTRICTION ON FOREIGN SUBSIDIARIES. Section 8.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  8.15     NO FOREIGN SUBSIDIARIES.

                  No Credit Party will, nor will it permit any of its Subsidiaries to, create, acquire or permit to exist any Foreign Subsidiary, except (a) any Foreign Subsidiary that is a Credit Party or becomes a Credit Party in connection with its creation or acquisition and (b) the Canadian Numbered Company; provided that the Canadian Numbered Company shall be merged into a Credit Party within 90 days after the First Amendment Effective Date.

         1.43 CROSS-DEFAULT AND JUDGMENT DEFAULT. Sections 9.1(g)(ii) and (h) are hereby amended and restated in their entirety to read as follows:

                                           ************
                           (ii) With respect to any Indebtedness in excess of
                  $2,500,000 (other than Indebtedness outstanding under this Credit Agreement) of a Credit Party (A) such Person shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) default (after giving effect to any applicable grace period) in the observance or performance of any term, condition or agreement relating to such Indebtedness contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit (without regard to any notice requirement), the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause any such Indebtedness to become due prior to its stated maturity (other than a regularly scheduled payment or mandatory prepayment); or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled or required prepayment prior to the stated maturity thereof; or
                  (C) any such Indebtedness shall mature and remain unpaid.

                  (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Credit Parties involving a liability of $2,500,000 or more in the aggregate (to the extent not paid or covered by (x) insurance provided by a carrier who has not denied coverage or (y) any indemnity provided pursuant to documentation with respect to a Permitted Acquisition to the extent the indemnifying party has not denied or contested liability) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) sixty (60) days.

                                           ************

         1.44 AUTHORIZATION OF PAPERCON INTERCREDITOR AGREEMENT. A new Section
10.13 is hereby added to the Credit Agreement to read as follows:

                  10.13    PAPERCON ACQUISITION.

                  Each of the Lenders hereby acknowledges that it has received and reviewed the Papercon Intercreditor Agreement and hereby authorizes the Administrative Agent to enter into the Papercon Intercreditor Agreement on its behalf.

         1.45 USE OF ELECTRONIC MAIL. Section 11.2(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  (c) Limited Use of Electronic Mail. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Section 2 if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication; and provided, further, that with respect to non-routine communications the Borrower has the right to prevent the delivery or furnishing thereof by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by the Administrative Agent or the Borrower, respectively; provided that (i) approval of such procedures may be limited to particular notices or communications and (ii) the terms of the next paragraph shall apply to such notices and other communications unless the Administrative Agent or the Borrower, as applicable, otherwise prescribes.

                  Unless the Administrative Agent otherwise prescribes, as between the Administrative Agent and the Lenders, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and
         (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

         1.46 INDEMNIFICATION BY BORROWER. Section 11.5(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         1.47 ASSIGNMENTS AND PARTICIPATIONS. Section 11.7 of the Credit Agreement is hereby amended by amending and restating in their entirety subsections (a), (b)(i), (b)(iii) and (c) thereof and by adding a new subsection (i) thereto to read as follows:

                  (a) Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

                  (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that

                           (i) except in the case of an assignment of the
                  entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, (A) if such Commitment assigned is a Revolving Commitment, shall not be less than $2,500,000 and (B) if such Commitment assigned is a Tranche A Term Loan Commitment or a Tranche B Term Loan Commitment, shall not be less than $1,000,000, in each case unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

                                           ************

                           (iii) the parties to each assignment shall execute
                  and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided that (A) only one such fee shall be payable in the case of substantially contemporaneous assignments by or to Approved Funds or Affiliates of a single Lender, (B) such processing and recordation fee shall not be required for any assignment from a Lender to an Affiliate of such Lender and (C) no Credit Party shall be required to reimburse any such processing and recordation fee.

                  (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

                                           ************

                  (i) Electronic Execution of Assignments. With respect to the Administrative Agent and Eligible Assignees only, the words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

         1.48 CONFIDENTIALITY. The definition of "Information" in Section 11.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         For the purposes of this Section, "Information" means all information received from any Credit Party or the Canadian Numbered Company relating to any Credit Party or the Canadian Numbered Company or its respective business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party or the Canadian Numbered Company.

         1.49 USA PATRIOT ACT NOTICE. A new Section 11.19 is hereby added to the Credit Agreement to read as follows:

                  11.19    USA PATRIOT ACT NOTICE.

                  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

         1.50 SCHEDULES. Schedules 2.1, 5.1(e), 5.1(h), 6.19, 6.22(a), 6.22(b),
6.22(c) and 7.7 to the Credit Agreement are hereby amended and replaced by Schedules 2.1, 5.1(e), 5.1(h), 6.19, 6.22(a), 6.22(b), 6.22(c) and 7.7,
respectively, attached to this Amendment or delivered to the Administrative Agent on or before the First Amendment Effective Date. A new Schedule 1.1(d) is hereby added to the Credit Agreement in the form of such Schedule attached to this Amendment or delivered to the Administrative Agent on or before the First Amendment Effective Date.


                                   ARTICLE II
                    CONDITIONS TO CLOSING AND EFFECTIVENESS

         2.1      CLOSING CONDITIONS.

         This Amendment shall be deemed closed (and shall become effective as of the First Amendment Effective Date) as of the date (the "First Amendment Closing Date") the following conditions have been satisfied:

                  (a) Executed Amendment. The Administrative Agent shall have received of a copy of this Amendment duly executed by each of the Credit Parties, the Existing Lenders and the New Lenders.

                  (b) Corporate Documents. The Administrative Agent shall have received the following:

                           (i) Charter Documents. Copies of the articles or
                  certificates of incorporation, articles of organization or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the First Amendment Closing Date;

                           (ii) Bylaws; Operating Agreement. A copy of the
                  bylaws or operating agreement of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the First Amendment Closing Date;

                           (iii) Resolutions. Copies of resolutions of the
                  Board of Directors or their equivalent of each Credit Party approving and adopting this Amendment and the Papercon Acquisition Documents to which it is a party, the transactions contemplated herein and therein and authorizing execution and delivery hereof and thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the First Amendment Closing Date;

                           (iv) Good Standing. Copies of certificates of good
                  standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation or organization and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect; and

                           (v) Incumbency. An incumbency certificate of each
                  Credit Party certified by a secretary or assistant secretary to be true and correct as of the First Amendment Closing Date.

                  (c) Personal Property Collateral. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

                           (i) searches of Uniform Commercial Code ("UCC") and
                  Personal Property Security Act ("PPSA") filings in the jurisdiction of incorporation or organization of each Credit Party and each Person to be acquired in the Papercon Acquisition (each an "Acquired Company"), the jurisdiction of the chief executive office of each Acquired Company and each jurisdiction where any property of an Acquired Company is located or where a filing would have been made in order to perfect the Administrative Agent's security interest in such property under previous versions of Article 9 of the UCC and previous versions of the PPSA and copies of the financing statements on file in such jurisdictions; and

                           (ii) searches of ownership of intellectual property
                  of the Canadian Numbered Company, Papercon and GMG International Inc., a Georgia corporation (collectively, the "Acquired Companies"), in the appropriate governmental offices as reasonably requested by the Administrative Agent.

                  (d) Acquisition Documents. The Administrative Agent shall have received the most recent versions of (i) the Papercon Acquisition Agreement, (ii) the Papercon Seller Note, (iii) the Papercon Noncompete Agreement, (iv) the Papercon Intercreditor Agreement, (v) the Registration Rights Agreement, dated as of the First Amendment Effective Date, between the Parent and the Papercon Seller, (vi) the Net Lease, dated as of the First Amendment Effective Date, between GHGA Properties, L.P., a Georgia limited partnership, as landlord, and Papercon, as tenant, and the Guaranty, dated as of the First Amendment Effective Date, executed by the Parent in favor of GHGA Properties, L.P. in connection with such Net Lease and (vii) the Release and Waiver, dated as of the First Amendment Effective Date, executed by the Papercon Seller, all in form and substance satisfactory to the Administrative Agent, in each case certified by a Responsible Officer of the Borrower to be true and correct.

         2.2      CONDITIONS TO EFFECTIVENESS.

         This Amendment shall be deemed effective as of the date (the "First Amendment Effective Date") the following conditions have been satisfied:

                  (a) Executed Notes. Each New Lender shall have received a copy of a Revolving Note and/or a Tranche B Term Note executed by the Borrower evidencing the Revolving Commitment and the Tranche B Term Loan Commitment, as applicable, of such New Lender.

                  (b) Opinions of Counsel. The Administrative Agent shall have received, in each case dated as of the First Amendment Effective Date:

                           (i) a legal opinion of Skadden, Arps, Slate, Meagher
                  & Flom LLP in form and substance reasonably satisfactory to the Administrative Agent; and

                           (ii) a legal opinion of special local counsel for
                  each Credit Party not incorporated or organized in the States of Delaware or New York, in each case in form and substance reasonably satisfactory to the Administrative Agent.

                  (c) Joinder Documentation. The Administrative Agent shall have received a Joinder Agreement executed by each of the Acquired Companies (other than the Canadian Numbered Company, which shall be merged with and into a Credit Party after the First Amendment Effective Date), together with such corporation or charter documentation as may be reasonably required by the Administrative Agent.

                  (d) Executed Canadian Collateral Documents. The
         Administrative Agent shall have received of a copy of the Canadian Security Agreement and the Canadian Pledge Agreement, each duly executed by the Nova Scotia Subsidiary and in form and substance reasonably satisfactory to the Administrative Agent.

                  (e) Personal Property Collateral. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

                           (i) UCC and PPSA financing statements for each
                  appropriate jurisdiction as is necessary, in the Administrative Agent's reasonable discretion, to perfect the Administrative Agent's security interest in the Collateral of the Acquired Companies that will become Credit Parties;

                           (ii) all certificates, if any, evidencing any
                  certificated Capital Stock of the Acquired Companies pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto;

                           (iii) to the extent valued in excess of $250,000,
                  each instrument or chattel paper in the possession of an Acquired Company that will become a Credit Party, as required by the Security Agreement or the Canadian Security Agreement, together with allonges or assignments as may be reasonably necessary to perfect the Administrative Agent's security interest in such Collateral;

                           (iv) evidence that no Liens exist on the assets to
                  be acquired in the Papercon Acquisition other than Permitted Liens;

                           (v) executed patent, trademark and copyright notices
                  with respect to the intellectual property of the Acquired Companies in the United States of America; and

                           (vi) an executed account control agreement with
                  respect to the Papercon Account.

                  (f) Papercon Acquisition. The Papercon Acquisition shall have been consummated substantially in accordance with the terms (unless waived by the Parent or the Borrower to the extent immaterial or unless consented to by the Administrative Agent) of the Papercon Acquisition Documents delivered pursuant to Section 2.1(d) (with such immaterial modifications thereto as agreed to by the Parent or the Borrower and with such other modifications thereto as are reasonably satisfactory to the Administrative Agent).

                  (g) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Acquired Companies that will become Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Administrative Agent as additional insured or loss payee on behalf of the Lenders.

                  (h) Corporate Structure. The corporate capital and ownership structure of the Parent and its Subsidiaries after giving effect to the Papercon Acquisition shall be as described in Schedule 5.1(h) to the Credit Agreement (as amended hereby).

                  (i) Consents. Receipt by the Administrative Agent of evidence reasonably satisfactory to the Administrative Agent that all Hart-Scott-Rodino consents and clearances required in connection with the Papercon Acquisition have been obtained.

                  (j) Officer's Certificates. The Administrative Agent shall have received a certificate executed by the chief financial officer or treasurer of the Borrower as of the First Amendment Effective Date stating and, with respect to clause (iii), demonstrating that, immediately after giving effect to this Amendment and the Papercon Acquisition, (i) no Default or Event of Default exists, (ii) all representations and warranties made by any Credit Party herein and in the other Credit Documents are true and correct in all material respects as of the First Amendment Effective Date except to the extent any such representation and warranty expressly relates to an earlier date, and (iii) the Leverage Ratio, calculated on a pro forma basis as of March 31, 2004, shall not exceed 4.0 to 1.0.

                  (k) Conditions to New Extensions of Credit. Each of the conditions set forth in Section 5.2 of the Credit Agreement shall have been satisfied.

                  (l) Fees. (i) Receipt by the Administrative Agent, on behalf of each Lender, of an amendment fee equal to 0.125% of the sum of such Lender's Revolving Commitment plus such Lender's outstanding Term Loans (in each case prior to giving effect to this Amendment); (ii) receipt by the Administrative Agent of the fees due and payable to Bank of America or BAS pursuant to that certain Fee Letter dated June 2, 2004 among the Parent, Bank of America and BAS and (iii) receipt by the Administrative Agent of all reasonable fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.


                                  ARTICLE III
                          ASSIGNMENTS AND ASSUMPTIONS

         3.1 INCORPORATION OF NEW LENDERS AND COMMITMENTS. Upon the First Amendment Effective Date, each Existing Lender shall be deemed to have sold and assigned, without recourse, to the New Lenders, and the New Lenders shall be deemed to have purchased and assumed, without recourse, from such Existing Lender, such interests in such Existing Lender's rights and obligations under the Credit Agreement (including, without limitation, the Commitments of such Existing Lender on the First Amendment Effective Date and the Revolving Loans, L/C Obligations and Tranche B Term Loans owing to such Existing Lender which are outstanding on the First Amendment Effective Date) as shall be necessary in order to give effect to the reallocations of the Revolving Commitments, the Tranche B Term Loan and the Pro Rata Shares effected by the amendment to
Schedule 2.1 to the Credit Agreement set forth above. From and after the First Amendment Effective Date (i) each of the New Lenders shall be a party to and be bound by the provisions of the Credit Agreement (as amended hereby) and, to the extent of the interests assigned hereby, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) each Existing Lender shall, to the extent of the interests assigned hereby, relinquish its rights and be released from its obligations under the Credit Agreement.


                                   ARTICLE IV
                                 MISCELLANEOUS

         4.1 AMENDED TERMS. All references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

         4.2 REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES. Each of the Credit Parties represents and warrants as of the date hereof as follows:

                  (a) It has been authorized by all necessary organizational action to execute, deliver and perform this Amendment.

                  (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (c) Except for consents, approvals and authorizations and orders, filings, registrations and qualifications (i) which have been obtained or made and (ii) the failure of which to obtain or make would not reasonably be excepted to have a Material Adverse Effect, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

                  (d) The representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

         4.3 ACKNOWLEDGMENT OF GUARANTORS. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Credit Documents.

         4.4 CREDIT DOCUMENT. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

         4.5 ENTIRETY. This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

         4.6 COUNTERPARTS; TELECOPY. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

         4.7 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE Agent AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         4.8 CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. The consent to jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.17(b) and 11.18 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

         IN WITNESS WHEREOF the Borrower, the Guarantors and the Lenders have caused this Amendment to be duly executed on the date first above written.


BORROWER:                        PACKAGING DYNAMICS OPERATING COMPANY,
                                 a Delaware corporation


                                 By:    /s/ Henry C. Newell
                                        --------------------------------
                                 Name:    Henry C. Newell
                                 Title:   Chief Financial Officer


GUARANTORS:                      PACKAGING DYNAMICS CORPORATION,
                                 a Delaware corporation


                                 By:    /s/ Henry C. Newell
                                        --------------------------------
                                 Name:    Henry C. Newell
                                 Title:   Chief Financial Officer


                                 BAGCRAFT PACKAGING, L.L.C.
                                 (F/K/A BAGCRAFT ACQUISITION, L.L.C.),
                                 a Delaware limited liability company


                                 By:    /s/ Henry C. Newell
                                        --------------------------------
                                 Name:    Henry C. Newell
                                 Title:   Chief Financial Officer


                                 INTERNATIONAL CONVERTER, INC.,
                                 a Delaware corporation


                                 By:    /s/ Henry C. Newell
                                        --------------------------------
                                 Name:    Henry C. Newell
                                 Title:   Chief Financial Officer


                                 IPMC ACQUISITION, L.L.C.,
                                 a Delaware limited liability company


                                 By:    /s/ Henry C. Newell
                                        --------------------------------
                                 Name:    Henry C. Newell
                                 Title:   Chief Financial Officer


                                 WOLF PACKAGING, INC.,
                                 an Iowa corporation


                                 By:    /s/ Henry C. Newell
                                        --------------------------------
                                 Name:    Henry C. Newell
                                 Title:   Chief Financial Officer


                                 IUKA INCORPORATED,
                                 a Delaware corporation


                                 By:    /s/ Henry C. Newell
                                        --------------------------------
                                 Name:    Henry C. Newell
                                 Title:   Chief Financial Officer


ADMINISTRATIVE AGENT:            BANK OF AMERICA, N.A.,
                                 as Administrative Agent for the Lenders


                                 By:    /s/ Kimberly D. Williams
                                        --------------------------------
                                 Name:    Kimberly D. Williams
                                 Title:   Vice President


EXISTING LENDERS:                BANK OF AMERICA, N.A.,
                                 as a Lender and as L/C Issuer


                                 By:    /s/ Timothy H. Spanos
                                        --------------------------------
                                 Name:    Timothy H. Spanos
                                 Title:   Managing Director


                                 LASALLE BANK NATIONAL ASSOCIATION


                                 By:    /s/ S.M. Marks
                                        --------------------------------
                                 Name:    S.M. Marks
                                 Title:   F. Vice President


                                 THE NORTHERN TRUST COMPANY


                                 By:    /s/ Mark E. Taylor
                                        --------------------------------
                                 Name:    Mark E. Taylor
                                 Title:   Vice President


                                 NATIONAL CITY BANK OF THE MIDWEST
                                 F.K.A. NATIONAL CITY BANK


                                 By:    /s/ Stephanie Pass
                                        --------------------------------
                                 Name:    Stephanie Pass
                                 Title:   Senior Vice President


                                 FIFTH THIRD BANK (CHICAGO), A MICHIGAN
                                 BANKING CORPORATION


                                 By:    /s/ Joshua L. Van Manen
                                        --------------------------------
                                 Name:    Joshua L. Van Manen
                                 Title:   Assistant Vice President


                                 BANK OF SCOTLAND


                                 By:    /s/ Karen Workman
                                        --------------------------------
                                 Name:    Karen Workman
                                 Title:   Assistant Vice President


                                 DENALI CAPITAL CLO I, LTD.


                                 By:    /s/ John P. Thacker
                                        --------------------------------
                                 Name:    John P. Thacker
                                 Title:   Chief Credit Officer


                                 DENALI CAPITAL CLO II, LTD.


                                 By:    /s/ John P. Thacker
                                        --------------------------------
                                 Name:    John P. Thacker
                                 Title:   Chief Credit Officer


                                 DENALI CAPITAL CLO III, LTD.


                                 By:    /s/ John P. Thacker
                                        --------------------------------
                                 Name:    John P. Thacker
                                 Title:   Chief Credit Officer


                                 VAN KAMPEN SENIOR LOAN FUND


                                 By:    /s/ Darvin D. Pierce
                                        --------------------------------
                                 Name:    Darvin D. Pierce
                                 Title:   Executive Director


                                 VAN KAMPEN SENIOR INCOME TRUST


                                 By:    /s/ Darvin D. Pierce
                                        --------------------------------
                                 Name:    Darvin D. Pierce
                                 Title:   Executive Director


                                 OAK HILL CREDIT PARTNERS I, LIMITED


                                 By:    /s/ Scott D. Krase
                                        --------------------------------
                                 Name:    Scott D. Krase
                                 Title:   Authorized Person


                                 OAK HILL CREDIT PARTNERS II, LIMITED


                                 By:    /s/ Scott D. Krase
                                        --------------------------------
                                 Name:    Scott D. Krase
                                 Title:   Authorized Person


                                 OAK HILL CREDIT PARTNERS III,
                                 LIMITED, F/K/A DOLPHIN INVESTMENT
                                 CO, LTD.


                                 By:    /s/ Scott D. Krase
                                        --------------------------------
                                 Name:    Scott D. Krase
                                 Title:   Authorized Signatory


NEW LENDERS:                     WELLS FARGO BANK, N.A.


                                 By:    /s/ Paul A. O'Mura
                                        --------------------------------
                                 Name:    Paul A. O'Mura
                                 Title:   Senior Vice President


                                 DENALI CAPITAL CLO IV, LTD.


                                 By:    /s/ John P. Thacker
                                        --------------------------------
                                 Name:    John P. Thacker
                                 Title:   Chief Credit Officer